Exhibit 10.15
Finder's Fee Agreement with Biscayne Capital Market, Inc.


                            AGREEMENT


    AGREEMENT made on this 3rd day of May, 2004, by and between BISCAYNE CAPITAL MARKETS, INC. ("BCMI") and DATALOGIC INTERNATIONAL, INC.("DLGI").

1.  THE PARTIES

    1.1 DLGI, a corporation, with its principal office at 18301 Von Karman Avenue, Suite 250, Irvine, CA, 92612 tel: (949) 260-0120.

    1.2 BCMI, a corporation, with its principal office at 400 SW 7th Street, Fort Lauderdale, FL 33315 tel:(954)764-6100; fax:(954)764-6434; email:
aismail@biscaynecap.com

    1.3 The persons executing this Agreement represent that they have full and complete authority to do so and has been designated to do so by their respective Board of Directors.

2.  THE AGREEMENT

    2.1 DLGI seeks a purchaser of all or part of a private placement offering ("Offering"). The Offering shall be for any combination of equity and/or debt on terms and conditions satisfactory to DLGI. As a result of the introduction made through BCMI to a buyer of the Offering (referred to herein as "INVESTORS") or any related entity under INVESTORS' control, should the Offering be closed with INVESTORS, DLGI shall owe BCMI the fees described herein. Should DLGI close on any introduced transactions under this Agreement, that in itself shall serve as proof that the Offering met the terms and conditions that were satisfactory to DLGI.

    2.2 It is acknowledged by DLGI that: BCMI has acted solely as a finder and not in any other capacity; BCMI has not advised DLGI in any manner regarding the merits of this or any other transaction; DLGI has consulted its own counsel on all aspects of this Offering and would do its own due diligence to its satisfaction; BCMI has not made any representations to DLGI.

    2.3 DLGI shall be under no obligation to pay any fee or other monies whatsoever to BCMI on account of this Agreement unless (a) the purchase of the Offering contemplated by this Agreement has closed with INVESTORS and (b) the purchase of the Offering has resulted from the introduction by BCMI to DLGI of INVESTORS.


3.  THE FEE

    3.1 In consideration of its services, BCMI shall be paid by DLGI a cash sum equal to Five and One-Half Percent (5.5%) of all funds raised upon the closing of the transaction. The term "funds raised" shall include all funds due to DLGI under the Agreement between DLGI and INVESTORS.

    3.2 In addition to the cash fee in paragraph 3.1, BCMI shall be granted common stock purchase warrants ("Warrants") in an amount equal to Ten Percent of the amount granted to INVESTORS or 30,000 shares warrant (whichever is less), if any. The Warrants shall be granted to BCMI under the same terms and conditions as those Warrants granted to INVESTORS.

    3.3 The fee and Warrants due to BCMI shall be payable to BCMI through an escrow account at closing at the same time as the funds are released to DLGI and the stock certificates are released to INVESTORS.

    3.4 Notwithstanding the closing of an Offering under this Agreement, this Agreement will survive and continue to be in full force and effect covering any subsequent transaction(s) that may close with INVESTORS within the two-year period commencing on the closing date of the Offering.

4.  OTHER

    4.1 In the event of any dispute between DLGI and BCMI arising under or pursuant to the terms of this Agreement, the same shall be settled only by arbitration in accordance with the rules and regulations of the American Arbitration Association. The determination of the arbitrators shall be final and binding upon DLGI and BCMI and may be enforced in any court of appropriate jurisdiction.

    4.2 This Agreement contains the entire agreement between BCMI and DLGI concerning the introduction of INVESTORS to DLGI and correctly sets forth the rights and duties of each of the parties to each other. Any agreement or representation concerning the subject matter of this Agreement or the duties of BCMI to DLGI in relation thereto, not set forth in this Agreement, is null and void.

    4.3 This Agreement shall remain effective until May 3, 2005 or terminated via mutual consent with 30 days prior notice.

    IN WITNESS WHEREOF, the parties have signed this Agreement on the date first written above.



DATALOGIC INTERNATIONAL, INC.        BISCAYNE CAPITAL MARKETS


by: /s/ Derek Nguyen                 by: /s/ Andy Ismail
Derek Nguyen                         ANDY ISMAIL
Chairman and CEO                     Managing Director